Exhibit 10.2



















                             HANNAFORD BROS. CO.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         EFFECTIVE JANUARY 1, 1998

                            TABLE OF CONTENTS

 ARTICLE I        DEFINITIONS                                 1

 ARTICLE II       ELIGILITY FOR BENEFITS                      2
      2.1         RETIREMENT DATES                            2
      2.2         VESTING REQUIREMENT                         3

 ARTICLE III      PLAN BENEFITS                               3
      3.1         CASH BALANCE FORMULA                        3
      3.2         RETIREMENT BENEFIT                          5
      3.3         PRE-RETIREMENT DEATH BENEFIT                5
      3.4         POST-RETIREMENT DEATH BENEFIT               5
      3.5         PAYMENT OF BENEFITS                         5
      3.6         CHANGE IN CONTROL EVENT                     5

 ARTICLE IV       ADMINISTRATION                              7
      4.1         ADMINISTRATIVE COMMITTEE                    7
      4.2         ACTION BY COMMITTEE                         7
      4.3         DELEGATION                                  7
      4.4         CLAIMS PROCEDURE                            7
      4.5         INDEMNIFICATION                             8

 ARTICLE V        MISCELLANEOUS                               9
      5.1         AMENDMENT AND TERMINATION OF PLAN           9
      5.2         EMPLOYEE STATUS                             9
      5.3         ENFORCEMENT                                 9
      5.4         FUNDING                                     9
      5.5         ASSIGNMENT                                  9
      5.6         TAXES                                       9
      5.7         PLAN DOCUMENTS                             10

                                    PREAMBLE


         The primary objective of the Hannaford Bros. Co. Supplemental Executive Retirement Plan, as amended and restated herein, is to provide a competitive level of retirement income in order to attract and retain selected executives. The plan is designed to provide a benefit which, when added to other retirement income of an executive, will meet this objective. Participation in the plan shall be limited to employees of Hannaford Bros. Co. and its subsidiaries who are selected by the Board of Directors.


                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Basic Plan" shall mean the Hannaford Bros. Co. Employees' Retirement Plan, as amended.

         1.2 "Beneficiary" shall mean the person or persons designated by a Participant to receive any benefits payable under the Basic Plan following the death of the Participant.

        1.3 "Board" or "Board of Directors" shall mean the Board of Directors of Hannaford Bros. Co.

         1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.5 "Committee" shall mean the members of the Human Resources Committee of the Board of Directors who are not employees of the Company or one of its subsidiaries.

         1.6 "Company" shall mean Hannaford Bros. Co. and any successor to all or a major portion of its assets or business which assumes the obligations of Hannaford Bros. Co. under the Plan.

         1.7 "Compensation" shall mean a Participant's compensation as defined in the Basic Plan, without regard to those provisions in the Basic Plan incorporating the limit on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code and including any amounts of basic compensation deferred under a nonqualified deferred compensation plan sponsored by the Company.

         1.8 "Effective Date" of this amendment and restatement shall mean January 1, 1998.

         1.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.10 "Life Annuity" shall mean a series of equal monthly payments, beginning on the Participant's Retirement Date and ending with the monthly payment immediately preceding the Participant's death.

         1.11 "Participant" shall mean an officer of the Company or one of its subsidiaries, and any other employee of the Company or one of its subsidiaries who is designated by the Committee, who is a member of a select group of management or highly compensated employees.

         1.12 "Plan" shall mean the Hannaford Bros. Co. Supplemental Executive Retirement Plan as set forth herein and hereafter amended.

         1.13 "Retirement" shall mean the termination of a Participant's employment with the Company or one of its subsidiaries and the commencement of benefit payments under the Plan.

         1.14  "Retirement Date" shall mean one of the dates specified in
 Article II.


                                ARTICLE II
                           ELIGIBILITY FOR BENEFITS

         2.1 RETIREMENT DATES. A Participant is eligible to retire from the Company or one of its subsidiaries and receive a benefit under this Plan beginning on one of the following dates:

              (a) "Normal Retirement Date", which is the first day of the month coinciding with or next following the Participant's normal retirement date under the Basic Plan.

              (b) "Early Retirement Date", which is the first day of any month coinciding with or following the date the Participant reaches age fifty-five (55) and prior to the Participant's Normal Retirement Date.

              (c) "Deferred Retirement Date", which is the first day of the month coinciding with or next following the date the Participant terminates employment with the Company or one of its subsidiaries, provided such termination of employment occurs after the Participant's Normal Retirement Date.

         2.2 VESTING REQUIREMENT. No benefits are payable under this Plan, other than a pre-retirement death benefit, unless the Participant is vested under the Basic Plan.


                                  ARTICLE III
                                 PLAN BENEFITS

         3.1 CASH BALANCE FORMULA. Effective January 1, 1998, the benefits payable to or in respect of Participants shall be determined as follows:

             (a) CASH BALANCE ACCOUNT. Solely for purposes of determining the amount of retirement or death benefits payable under the Plan, each Participant's benefit shall be expressed as an account ("Cash Balance Account" or "Account"). Each Cash Balance Account shall be adjusted in accordance with subsection (b) to reflect Contribution Credits and in accordance with subsection (c) to reflect Interest Credits. No separate account shall be established or maintained under this Plan, and no Participant shall have a claim to any specific assets of the Company or any of its subsidiaries.

             The opening Account balance of a Participant who is an Employee on December 31, 1997, shall equal the present value of the Participant's December 31, 1997, annual benefit under this Plan, assuming, in the case of a Participant who has attained age sixty-five (65), that January 1, 1998, is the Participant's Retirement Date. The December 31, 1997, annual benefit of a Participant who has not attained age sixty-five (65) shall equal the actuarial equivalent value, as of such date, of the benefit such Participant would receive if the Participant terminated employment on December 31, 1997, survived to age sixty-five (65), and commenced receiving benefits on the first day of the month coinciding with or next following the Participant's sixty-fifth (65th) birthday. Present value shall be based on the interest rate and mortality table used to establish the January 1, 1998, opening account balances of participants in the Basic Plan. Actuarial equivalence shall be determined in accordance with the provisions of the Basic Plan.

              The opening Account balance of a Participant who is an Employee on January 1, 1998, shall be increased in accordance with the following table, based on the Participant's age on December 31, 1997:

         AGE               INCREASE             AGE               INCREASE

      65 and over              0%                44                  66%
          64                   6%                43                  60%
          63                  12%                42                  54%
          62                  18%                41                  48%
          61                  24%                40                  42%
          60                  30%                39                  36%
          59                  36%                38                  30%
          58                  42%                37                  24%
          57                  48%                36                  18%
          56                  54%                35                  12%
          55                  60%                34                   6%
          54                  66%            33 and under             0%
        45-53                 72%

              The Account balance of a Participant who does not have a nonforfeitable right to his or her accrued benefit under the Basic Plan and who terminates employment after December 31, 1997, shall be restored upon his or her reemployment by the Company or one of its subsidiaries, with Interest Credits from his or her termination of employment date, unless the number of his or her consecutive breaks in service as of his or her reemployment commencement date equals or exceeds five (5), as determined in accordance with the Basic Plan.

              (b) CONTRIBUTION CREDIT. At the end of each month beginning with the month in which participation commences, the Cash Balance Account of each Participant shall be credited with an amount equal to three percent (3%) of the excess of the Participant's Compensation for such month over the Participant's compensation for such month under the Basic Plan ("Contribution Credit"). The Cash Balance Account of a Participant whose service with the Company or one of its subsidiaries is terminated on account of a nonwork-related disability for which he or she receives Social Security disability income benefits shall be credited with Contribution Credits for the period during which such disability income benefits continue, based upon the excess of the Participant's monthly rate of Compensation over the his or her monthly rate of compensation under the Basic Plan immediately preceding commencement of his or her disability.

              (c) INTEREST CREDIT. Interest shall be credited monthly on the beginning Account balance of each Participant ("Interest Credit") less any distributions at the same rate that interest is credited for such period on the account balances of participants under the Basic Plan.

         3.2 RETIREMENT BENEFIT. On his or her Retirement Date a Participant shall be entitled to a benefit under this Plan equal to the value of the Participant's Cash Balance Account.

         3.3 PRE-RETIREMENT DEATH BENEFIT. If the Participant dies prior to the date payment of his or her benefit commences under this Plan, the Participant's Cash Balance Account shall be paid to the surviving spouse or Beneficiary entitled to receive any death benefit payable with respect to the Participant under the Basic Plan. In the absence of such surviving spouse or designated beneficiary, the Account shall be paid to the Participant's estate.

         3.4 POST-RETIREMENT DEATH BENEFIT. If the Participant dies after payment of his or her benefit commences under this Plan, a death benefit shall be payable to his or her surviving spouse or Beneficiary, as the case may be, only to the extent that such death benefit is provided under the form of benefit payment in effect under Section 3.5.

         3.5 PAYMENT OF BENEFITS. A Participant's Cash Balance Account shall be distributed in cash in the form of a lump sum, determined in accordance with the provisions of the Basic Plan, or annual installments over a period not exceeding ten (10) years. Payment shall be made or commence to the Participant as soon as practicable following termination of employment and not later than the last business day of the calendar month following the month in which the Participant terminates employment or January 31 of the calendar year following the calendar year for which the Participant terminates employment. Each Participant shall elect the form and time of payment at least twenty-four (24) months before payment shall be made. For purposes of this Plan, a termination of employment occurs on the date a Participant ceases to be employed by the Company or one of its subsidiaries and is no longer employed by any of them.

         Death benefits shall be paid in a cash lump sum as soon as practicable following a Participant's death and not later than the last business day of the calendar month following the month in which the Participant dies.

         3.6  CHANGE IN CONTROL EVENT.

              (a) Upon the termination of a Participant's employment with the Company following the occurrence of a Change in Control Event, the benefits payable with respect to the Participant shall be determined in accordance with the applicable provisions of this
         Article III and any employment continuity agreement then in effect between the Participant and the Company.

              (b) Each of the following events shall constitute a Change in Control Event for purposes of this Section:

                  (i) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-seven percent (27%) or more of the combined voting power of the Company's then outstanding stock.

                  "Beneficial ownership" shall be determined in accordance
              with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

              (ii) Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors.

              "Outside Director" as of a given date shall mean a member of the Company's Board who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

              (iii) The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

              (iv)  The Company's stockholders approve:

                    (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

                    (B) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

              Notwithstanding subparagraphs (A) and (B) above, the term "Change in Control Event" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.


                                   ARTICLE IV
                                 ADMINISTRATION

          4.1 ADMINISTRATIVE COMMITTEE. The Committee shall have complete discretionary authority to control and manage the operation and administration of the Plan and to construe Plan provisions. Subject to the provisions of the Plan, the Committee from time to time may establish rules for the administration and interpretation of the Plan. The final determination of the Committee as to any disputed questions shall be conclusive. All actions, decisions and interpretations of the Committee in administering the Plan shall be made in a uniform and nondiscriminatory manner.

          4.2 ACTION BY COMMITTEE. A majority of the Committee shall constitute a quorum, and an action of the majority present at any meeting shall be deemed the action of the Committee. Any member of the Committee may participate in a meeting of the Committee through conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other. Any action of the Committee may be taken without a meeting if all members of the Committee sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

           4.3 DELEGATION. The Committee may authorize one or more of its members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do. The Committee may employ counsel and other agents, may delegate ministerial duties to such agents or to employees of the Company and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

          4.4 CLAIMS PROCEDURE. If an application for a benefit ("claim") is denied by the Committee, the Committee shall give written notice of such denial to the applicant, by certified or registered mail, within 90 days after the claim was filed with the Committee; provided, however, that such 90-day period may be extended to 180 days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the claim. Such denial shall set forth:

               (a)  the specific reason or reasons for the denial;

               (b) the specific Plan provisions on which the denial is based;

               (c) any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

               (d)  an explanation of the Plan's claim review procedure.

 Following receipt of such denial, the applicant or his or her duly authorized representative may:

               (a) request a review of the denial by filing a written application for review with the Committee within 60 days after receipt by the applicant of such denial;

               (b) review documents pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the applicant and the Committee; and

               (c) submit issues and comments in writing to the Committee relating to its review of the claim.

          The Committee shall, after consideration of the application for review, render a decision and shall give written notice thereof to the applicant, by certified or registered mail, within 60 days after receipt by the Committee of the application for review; provided, however, that such 60-day period may be extended to 120 days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the application for review. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          4.5 INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee against all expenses and liabilities arising out of his or her acts or omissions with respect to the Plan, provided such member would be entitled to indemnification pursuant to the bylaws of the Company.

                                    ARTICLE V
                                  MISCELLANEOUS

          5.1 AMENDMENT AND TERMINATION OF PLAN. The Board may at any time, in its sole discretion, terminate this Plan or amend the Plan in whole or in part. No such termination or amendment shall have the effect of retroactively reducing any benefit, based on a Participant's service with the Company and its subsidiaries and Compensation as of the date of such termination or amendment, or restricting any right of a Participant, retired Participant, surviving spouse, or other person or estate entitled to benefits hereunder.

          5.2 EMPLOYEE STATUS. Nothing contained herein will confer upon any Participant the right to be retained in the employ of the Company or any of its subsidiaries or any other right not expressly provided for herein, nor will the existence of this Plan impair the right of the Company or any of its subsidiaries to discharge or otherwise deal with a Participant.

          5.3 ENFORCEMENT. Except as hereinafter provided, the Company shall indemnify any Participant or other person having a right to receive payments from the Company in accordance with the terms of the Plan for all court costs and reasonable attorneys' fees, including counsel's out of pocket expenses for actuarial or accounting services, incurred in connection with bringing a civil action in state or federal court to recover benefits due or clarify rights to future benefits under the terms of the Plan. The Company shall not be required to indemnify any person for such costs and fees if a state or federal court finds that the action is frivolous or if the plaintiff voluntarily dismisses the action.

          5.4 FUNDING. This Plan is unfunded for purposes of the Code and Title I of ERISA and is not intended to meet the requirements of Section 401(a) of the Code. The Plan constitutes the Company's mere promise to pay benefits in the future, and a Participant hereunder shall have no greater rights than a general, unsecured creditor of the Company.

          5.5 ASSIGNMENT. To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, assignment, claims of creditors, pledge, attachment or encumbrance of any kind.

          5.6 TAXES. Any and all taxes that may be due and owing with respect to any payment under the Plan shall be the sole responsibility of the persons to whom and for whose benefit such payment is made; provided, however, that the Company shall withhold from any amount payable under the Plan all amounts that are required by law to be withheld.

          5.7 PLAN DOCUMENTS. Each Participant shall receive a copy of this Plan and the Committee will make available for inspection by the Participant a copy of any rules and regulations adopted by the Committee in administering the Plan.

          5.8 GOVERNING LAW. This Plan is established under and will be construed according to the laws of the State of Maine, except to the extent such laws may be preempted by ERISA.

          IN WITNESS WHEREOF, Hannaford Bros. Co. has caused this document
 to be executed by its duly authorized officer on this                  day
 of               ,1997.


                                      HANNAFORD BROS. CO.


                                      By:_________________________________
                                          Its